UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cetus Lyonnais Corporation
(Name of small business issuer in its charter)

Nevada	5194	20-5839914
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

291 South 200 West
Farmington, Utah 80425
(801) 451-5965
(Address and telephone number of principal executive offices)

291 South 200 West
Farmington, Utah 80425
(801) 451-5965
(Address of principal place of business or intended principal place of business)

Gordon Jones
1393 North Bennet Circle
Farmington, Utah 84023
(801) 451-5965
(Name, address and telephone number of agent for service)

Copies to:
Randall V. Brumbaugh, Esq.
417 W. Foothill Blvd., PMB B-175
Glendora, CA 91741

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$75,000.00	$0.01	$75,000.00	$2.50

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

Cetus Lyonnais Corporation

7,500,000 Shares of Common Stock

Cetus Lyonnais Corporation (“CLC”) is registering an aggregate of 7,500,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders.  The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.01 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.  Prior to this offering, there was no public market for our stock.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

SEE "RISK FACTORS" HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.01	$0.00	$0

Total	7,500,000	$75,000	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Cetus Lyonnais Corporation does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is July 24, 2007

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

The company was incorporated under the laws of the state of Nevada under the same name on September 26, 2006, with a principal business objective of developing, manufacturing and marketing a non-tobacco smokeless cigarette.

We are a development stage company that has not commenced our planned principal strategic operations and has no significant assets. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of our business plan; and

3. Obtaining capital through sales of our common stock.

We are attempting to build CLC to become fully operational.  In order to generate revenues, we must address the following areas:

Business Overview

The Company was incorporated under the laws of the State of Nevada on September 26, 2006, under the same name, with a principal business objective of developing, manufacturing and marketing of non-tobacco smokeless “cigarettes”. To this date we have no operational business.

Cetus Lyonnais Corporation plans to acquire and to combine various developments, technologies, inventions and know-how for the project of a smokeless cigarette. The Company has identified certain technologies within the smokeless cigarette area that look promising. These developments are not yet fully developed and ready for production. Certain expenditures will be necessary to bring the products into full manufacturing.

The sales economy that is necessary for marketing a smokeless cigarette includes the identification of market possibilities, the selection of target markets, the development of a marketing strategy, the planning of a complete marketing program, and also the visual implementation thereof. The main success factor for the future of the smokeless cigarette is consequently not a huge marketing budget, but creativity, customer appreciation, and the courage to provide an innovative as well as revolutionary product.

Since our inception on September 26, 2006 to March 31, 2007, we have not generated revenues and have a net operating loss.

We currently have one individual serving as our sole officer and director.  This individual devotes time to us on a part-time basis.

As of the date of this Prospectus, CLC has 14,000,000 shares of $0.001 par value common stock issued and outstanding held by approximately 49 shareholders of record.

CLC's administrative office is located at 291 South 200 West, Farmington, Utah 80425, with a telephone number of (801) 451-5965.

CLC's fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders.  We are offering no shares.  The selling stockholders are offering 7,500,000 shares, or 53.57%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  There is no public market for our common stock.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

The offering price of $0.01 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders.  None of the proceeds will be available to Cetus Lyonnais Corporation.

Cetus Lyonnais Corporation's Transfer Agent is Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, telephone number (801) 281-9746.

Cetus Lyonnais Corporation has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, all taxes including, but not limited to, federal and state income taxes, attorney's fees, broker fees and other related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

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Summary Financial Information

The summary financial data are derived from the historical financial statements of CLC.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

BALANCE SHEET DATA

	December 31, 2006	March 31, 2007
Assets

CURRENT ASSETS
Cash and cash equivalents	$75,043	$32,158
Total Current Assets	$75,043	$32,158

TOTAL ASSETS	$75,043	$32,158

Liabilities and Stockholders’ Equity

CURRENT LIABILITIES
Accounts payable and accrued interest	$29,725	$2,416
Total Current Liabilities	$29,275	$2,416

LONG TERM LIABILITIES
Total Long Term Liabilities	$-	$-

TOTAL LIABILITIES	$29,275	$2,416

STOCKHOLDERS’ EQUITY

Preferred stock: $0.001 par value, 5,000,000 shares authorized: no shares issued and outstanding	$-	$-

Common stock: $0.001 par value, 165,000,000 shares authorized: 14,000,000 shares issued and outstanding	$14,000	$14,000

Additional Paid In Capital	$126,000	126,000

Deficit accumulated during the developmental stage	$(94,682)	$(110,258)

TOTAL STOCKHOLDERS’ EQUITY	$45,318	$29,742

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,043	$32,158

STATEMENT OF OPERATION DATA

	For the Three Months Ended March 31, 2007	For the Three Months Ended March31, 2006	From Inception September 27, 2006 Through March 31, 2007

Revenues, net	$-	$-	$-
Cost of sales	-	-	-
Gross Margin	-	-	-

Operating Expenses
General and Administrative	15,576	-	110,258
Total Operating Expenses	15,576		110,258

Other Income (Expenses)
Interest Expense	-

Net Loss	$(15,576)	$-	$(110,258)

Basic Loss Per Share	$(0.00)	$-

Weighted Average Shares Outstanding	13,050,000	13,050,000

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF CLC FAILS TO FULLY IMPLEMENT ITS BUSINESS PLAN.

Cetus Lyonnais Corporation was formed on September 26, 2006.  CLC has no significant demonstrable operations record upon which you can evaluate the business and its prospects.  To date, we have not generated any significant revenues and may incur losses in the foreseeable future. CLC's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  CLC cannot guarantee that it will be successful in accomplishing its objectives.  If we fail to implement and establish a financial base of operations, we may be forced to cease operations, in which case investors may lose their entire investment.

OUR SOLE OFFICER AND DIRECTOR HAS LIMITED BUSINESS EXPERIENCE AND NO EXPERTISE MANAGING A PUBLIC COMPANY.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Dr. Elena Kolesnikova, our sole officer and director.  Dr. Kolesnikova has no experience related to public company management or as a principal accounting or principal financial officer.  Additionally, Dr. Kolesnikova has limited experience related to marketing.  Because of these factors, Dr. Kolesnikova may be unable to develop and implement our business and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacles.

WE MAY BE UNABLE TO GENERATE SALES WITHOUT SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

We have not significantly commenced our planned operations and have limited sales, marketing or distribution capabilities.  We cannot guarantee that we will be able to develop a significant sales and marketing plan or implement our strategic business plan.  In the event we are unable to successfully execute these objectives, we may be unable to generate sufficient sales and operate as a going concern.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources. To date, we have not generated any significant cash flow from our operations. Unless we begin to generate sufficient revenues from the implementation of our proposed business plan to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency concerns may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

Cetus Lyonnais Corporation has yet to significantly commence its planned operations.  As of the date of this Prospectus, CLC has had only limited start-up operations and has generated no significant revenues.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  If CLC's business fails, the investors in this offering may face a complete loss of their investment.

FUTURE ADDITIONAL ISSUANCES OF SHARES OF OUR COMMON STOCK MAY CAUSE INVESTORS TO BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

We are authorized to issue up to 165,000,000 shares of common stock. Presently, there are 14,000,000 shares of common stock issued and outstanding as of the date of this prospectus. In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders' interests.

COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MAY CAUSE US TO FAIL TO IMPLEMENT OUR BUSINESS MODEL.

Cetus Lyonnais Corporation is entering the marketing arena, which is a highly competitive market segment with relatively low barriers to entry.  Our expected competitors include larger and more established companies.  Generally, our actual and potential competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition.  Therefore, many of these competitors may be able to devote greater resources than CLC to sales and marketing efforts, expanding their sphere of influence and hiring and retaining key employees.  There can be no assurance that our current or potential competitors will not develop or offer comparable or superior services to those expected to be offered by us.  Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We principally have one individual performing the functions of all officers and directors.  This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures.  As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for our services.  Decisions about our focus and the specific services we plan to offer will often be made in advance of entering the marketplace. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

WE MAY LOSE OUR SOLE OFFICER AND DIRECTOR WITHOUT AN EMPLOYMENT AGREEMENT.

Our operations depend substantially on the skills and experience of Dr. Elena Kolesnikova, our sole officer and director.  We have no other full- or part-time employees besides Dr. Kolesnikova.  Furthermore, we do not maintain "key man" life insurance on these individuals. Without an employment contract, we may lose either or both of these individuals to other pursuits without a sufficient warning and, consequently, go out of business.

Dr. Kolesnikova is presently involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, each may face a conflict in selecting between CLC and her other business interests. We believe that Dr. Kolesnikova will not consider entering a similar line of business as we conduct; however, there can be no assurance of this.  CLC has not formulated a policy for the resolution of such conflicts.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  Therefore, the current and potential market for our common stock is limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE CLC STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

A LARGE PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All 14,000,000 shares of outstanding common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act (“Rule 144”) and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Upon this Registration Statement being declared effective, there will be approximately 6,500,000 that will remain “restricted securities” under Rule 144.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Of the 6,500,000 shares of common stock to remain restricted after this Registration Statement is declared effective, we currently have two shareholders who own a substantial number of the restricted shares amounting to 25% of the aggregate shares of common stock.  Thus, sales of shares by these shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares.  We have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, Cetus Lyonnais Corporation used the price of $0.01 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price. No other factors than what the selling shareholders paid for their shares was used to determine the offering price per share of this offering. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board®; or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.

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Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Selling Shareholder [1]	Number Of Shares Owned Before the Offering [2]	Number of Shares Offered by the Selling Shareholders [2]	Number of Shares Owned After the Offering	Percentage of Class Owned by the Selling Shareholders After the Offering
Karin Adami	250,000	250,000	0	0.00%
Roland Alge	1,000	1,000	0	0.00%
Lotfi Ben Messaoud	100,000	100,000	0	0.00%
Dirk Berresheim	100,000	100,000	0	0.00%
Frank Berresheim	100,000	100,000	0	0.00%
Marc Berresheim	100,000	100,000	0	0.00%
Rita Berresheim	200,000	200,000	0	0.00%
Rainer Binder	50,000	50,000	0	0.00%
Contor Capital Services GMBH	150,000	150,000	0	0.00%
Elantas Stiftung	2,853,750	2,853,750	0	0.00%
Dr. Olaf Fischer	5,000	5,000	0	0.00%
Gateway Industries Ltd	12,500	12,500	0	0.00%
Han Ruedi Grob	1,000	1,000	0	0.00%
Andrea Halbey	10,000	10,000	0	0.00%
Cornelia Halbey	1,000	1,000	0	0.00%
Hubert-Joachim Halbey	10,000	10,000	0	0.00%
Werner Hoppe	10,000	10,000	0	0.00%
Klaus-Peter Kirschbaum	5,000	5,000	0	0.00%
Werner Krebber	1,000	1,000	0	0.00%
Alfred Lud	5,000	5,000	0	0.00%
Peter Mannsfeld	1,000	1,000	0	0.00%
Edith Moser	500	500	0	0.00%
Manfred Moser	15,000	15,000	0	0.00%
Beate Heinz Muller	25,000	25,000	0	0.00%
Heinrich Piroth	75,000	75,000	0	0.00%
Sylvia Piroth	75,000	75,000	0	0.00%
Enzo Salvicchi	15,000	15,000	0	0.00%
Judith Schlapfer	250	250	0	0.00%
Severus Systems Ltd	30,000	30,000	0	0.00%
Heidemarie Siedschlag	250	250	0	0.00%
Rolf Siedschlag	250	250	0	0.00%
Erika Stangl	50,000	50,000	0	0.00%
Max Hochstrasser	1,000	1,000	0	0.00%
Tacitus Media AG	3,100,000	3,100,000	0	0.00%
Harald Tietze	5,000	5,000	0	0.00%
Ilona Tietze	10,000	10,000	0	0.00%
Sascha Tietze	1,000	1,000	0	0.00%
HeinrichTrescher	10,000	10,000	0	0.00%
Verus Indicium, LLC	120,000	120,000	0	0.00%
Nicole Wolf	500	500	0	0.00%
TOTALS	7,500,000	7,500,000	0	0.00%

Note 1: Elantus Stiftung and Tacitus Media AG will be considered to be affiliates of the Company due to ownership in excess of 10% of the total issued and outstanding common stock of the Company. As such, even though the holdings by these affiliates will be registered pursuant to this Registration Statement, they will be subject to the following volume restrictions:

Sales By Affiliates. If restricted or other securities sold for the account of an affiliate of the issuer, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of such person within the preceding three months, shall not exceed the greater of (1) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (2) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h), or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (3) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan as those terms are defined in Rule 242.600 of this chapter during the four-week period specified in paragraph (e)(1)(ii) of this section.

Note 2: In January 2007, we closed our Regulation D, Rule 505 offering (hereinafter referred to as “Private Placement”) whereby we sold 7,500,000 shares of our Common stock to 40 shareholders. The shares were issued at a price of $0.01 per share for total cash in the amount of $75,000.  The shares sold pursuant to the Private Placement bear a restrictive transfer legend. The Private Placement transactions (a) involved no general solicitation, (b) involved less than 35 non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Cetus Lyonnais Corporation, including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.  None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer. None of the above selling stockholders have been affiliated with Cetus Lyonnais Corporation in any capacity in the past three years.

Plan of Distribution

There is no public market for our common stock. Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of CLC's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond CLC's control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.  In the over-the-counter market;

2.  On any exchange, which the shares may hereafter be listed;

3.  In negotiated transactions other than on such exchanges;

4.  By pledge to secure debts and other obligations;

5.  In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options;

            or

6.  In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.01 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the shares. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which CLC and the selling stockholders have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders.  Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.01 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.

Legal Proceedings

No director, officer, significant employee or consultant of Cetus Lyonnais Corporation has been, to the best of our knowledge, convicted in a criminal proceeding.

No director, officer, significant employee or consultant of Cetus Lyonnais Corporation has been, to the best of our knowledge, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of Cetus Lyonnais Corporation has been, to the best of our knowledge, convicted of violating a federal or state securities or commodities law.

There are no known pending legal proceedings against Cetus Lyonnais Corporation

No director, officer, significant employee or consultant of Cetus Lyonnais Corporation has, to the best of our knowledge, had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers, Promoters and Control Persons

Cetus Lyonnais Corporation's sole director was elected by the stockholders to a term of one (1) year and serves until a successor is elected and qualified.  The officers were appointed by the Board of Directors to a term of one (1) year and serve until their successors are duly elected and qualified, or until removed from office.  The Board of Directors is not composed of any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the executive officers and sole director of CLC as of the date of this Prospectus:

Name and Address	Age	Position
Dr. Elena Kolesnikova c/o Cetus Lyonnais Corporation 291 South 200 West Farmington, Utah 80425	38	President, Secretary, Treasurer, and Director

Dr. Kolesnikova has held her offices/positions since July 16, 2007 and is expected to continue to hold these offices/positions until the next annual meeting of CLC's stockholders.   At the date of this prospectus, CLC is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Dr. Elena Kolesnikova – President, Treasurer, Secretary, and Director – Dr. Elena Kolesnikova graduated from the State University Ivanovo, Russia, and received a PhD from the North Caucasus University Stavropol with the doctoral thesis on “Socio-Philosophical Aspects Of Business Ethics” in Russia. Dr. Kolesnikova worked as an assistant Professor for research at the faculty of philosophy and was engaged in teaching. During this employment she began to work as a consultant for various Russian companies in the southern Region of Russia and St. Petersburg doing research and providing business projects.

In 1999 Dr. Kolesnikova moved to Germany and started as a consultant and advisor for various companies from Russia, Germany and the United States. She was advisor for the capital markets and investment opportunities in Eastern Europe and Russia for a licensed German investment management company.

From 2002, Dr. Kolesnikova has been a consultant to various international companies and projects. To mention a few: research and project planning for a historical film documentation on World War II for a German TV Production company in cooperation with the US movie company Kings Road Entertainment; research and project planning in Russia for a German company engaged in international health management; research and project assistance in Russia for environmental solutions; research on capital markets and investment opportunities in Russia. In August 2006, Dr. Elena Kolesnikova became member of the Board of Directors of Bel Air International Corporation. From February to July 2007 she served as President of Bel Air International Corp, a company engaged in the development and marketing of a smokeless cigarette.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolutions of such conflicts.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Cetus Lyonnais Corporation's common stock by all persons known by CLC to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to CLC's knowledge, either sole or majority voting and investment power.

Title of Class	Name, Title, and Address of Beneficial Owner of Shares [3]	Amount of Beneficial Ownership	Percent of Class Owned Before The Offering	Percent of Class Owned After The Offering [4]
Common	Dr. Elena Kolesnikova, Sole Officer & Director c/o Cetus Lyonnais Corporation 291 South 200 West Farmington, Utah 80425	0	0.00%	0.00%
Common	Wolfgang Stangl Sonnmatt 18c 8044 Udligenswil Switzerland	1,000,000	7.14%	7.14%
Common	Tacitus Media AG [1] Neugasse 4 Zug, Switzerland 6300	3,100,000	22.14%	22.14%
Common	Elantus Stiftung Aubuend 36 Vaduz, Lichtenstein 9490	2,853,750	19.68%	19.68%
Common	Metropolitan Worldwide, Inc. [2] 291 South 200 West Farmington, Utah 84025	2,500,000	17.86%	17.86%
	All Directors and Officers as a Group	0	0.00%	0.00%

Notes:

1

The beneficial owner of Tacitus Media AG is Michael Berresheim.

2

The beneficial owner of Metropolitan Worldwide, Inc. is Michael Berresheim.

3

 As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

4

Assumes the sale of the maximum amount of this offering by the selling shareholders.

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Description of Securities

Cetus Lyonnais Corporation's authorized capital stock consists of 150,000,000 shares of a single class of common stock, having a $0.001 par value per share and 15,000,000 shares of single class preferred stock, having a $0.001 par value per shag.re. As of the date of this registration statement, there are currently 14,000,000 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

The holders of CLC's common and preferred stock:

1.  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by CLC's Board of Directors;

2.  Are entitled to share ratably in all of CLC's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of CLC's affairs;

3.  Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.  Are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of Cetus Lyonnais Corporation's common and preferred stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of CLC's directors.

Cash Dividends

As of the date of this Registration Statement, the Company has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of CLC's board of directors and will depend upon CLC's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of CLC not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into CLC's business operations.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Our Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization within Last Five Years

Cetus Lyonnais Corporation was incorporated in Nevada on September 26, 2006.

Please refer to the section titled "Recent Sales of Unregistered Securities" for our capitalization history.

Description of Business

BUSINESS OVERVIEW

The Company was incorporated under the laws of the State of Nevada on September 26, 2006, under the same name, with a principal business objective of developing, manufacturing and marketing of non-tobacco smokeless “cigarettes”. Up to this date Cetus Lyonnais Corp. has no operational business.

Cetus Lyonnais Corp. plans to acquire and to combine various developments, technologies, inventions and know-how for the project of a smokeless cigarette. The Company has identified certain technologies within the smokeless cigarette area that look promising. Some of the potential future targets are the developments of the company Bel Air International Corp., which has filed two patent applications for two different types of a smokeless cigarette. These developments are not yet fully developed and ready for production. Certain expenditures will be necessary to bring the products into full manufacturing.

MARKETING

The sales economy that is necessary for marketing the two types of smokeless cigarettes include the identification of market possibilities, the planning of a complete marketing program, and also the visual implementation thereof. The main success factor for the future of the two types of the smokeless cigarette is consequently not a huge marketing budget, but creativity, customer appreciation and the courage to provide an innovative as well as revolutionary product.

For years, the tobacco industry and the conventional cigarette had been challenged to a fight. Smoking bans and advertising bans for cigarettes have crisscrossed like a red thread through the countries. Different companies, large and small, have been discussing the subject of smokeless cigarettes. Only recently have appeared new concepts of smokeless cigarettes on the market, but they have failed with regard to the correct amount of heat. Smokers are almost considered lepers, but for sure castaways. The tobacco industry has been concerned for decades with more or less limited success with the idea of inventing a smokeless cigarette. Patches or nasal sprays are out of the question for many smokers.

For the purpose of inventing smokeless cigarettes must be taken into consideration the habits of smokers, which may possibly determine the acceptance of a product that is similar to a new cigarette. It must make possible to obtain a supply of nicotine in an enjoyable manner and with an action that is as similar as possible to the usual smoking action without becoming a nuisance to third parties.

In the meantime, Bel Air International Corp. has taken on the assignment of continuing this development. The product development is aimed at an extensive approximation to the usual smoking pattern. As a consequence, the following factors were considered in the development:

-

the shape of the cigarette,

-

the usual filter mouthpiece,

-

the flavor, and

-

the nicotine.

It was thus possible to eliminate the tobacco, the dangerous tobacco smoke, and the ash. The main objective was thus: to protect human beings in the direct vicinity, but also the smoker himself, from the carcinogenic harmful substances produced through conventional smoking, such as tar, formaldehyde, and benzopyrene, among others. The smoker unwittingly inhales in particular these harmful substances with the only objective of being able to partake of a sufficient quantity of the desired substance nicotine.

DESCRIPTION OF PRODUCT

Heating Element

The heater looks externally as a cigarette-like white tube. It is made of a composite material of ceramic, metal and plastic. It is provided in its interior with a high performance rechargeable battery, a thermally encapsulated ultrafast high-temperature heating coil, a heat exchanger, an air flow sensor, and a control electronic.

If the case is removed and the tip is fitted, the Bel Air System is immediately ready for use. The heat exchanger is preheated by the heating coil already within 2.3 seconds when the tip is inserted and only when the smoker draws on the cigarette does the high performance rechargeable battery release its full energy reserves and the inflowing air is heated ultrafast to about 80°C. This mode of operation is more similar to the function of a real cigarette than any of the previous solution approaches.

As soon as the constituents of the tip have been consumed, the smoking procedure is ended, and the heater goes back into the case, where the rechargeable battery of the heater is recharged. The energy density thereof is sufficient for at least one “cigarette length;” tests have shown that even five tips can be consumed before the heater must be replaced in the case in order to recharge energy. A further particular characteristic of the heater is that it can be reused up to 1,000 times.

Cross section of the heating element (Heater)

Nicotine-Aroma Depot

The Air “Tip” or the filter top piece of Bel Air, as it is called (working title), does not differ outwardly from a commercially available cigarette filter, but still possess a special internal life. The “air tip” makes possible a cigarette-like flavor and the desired effect of the nicotine in combination with the heater by means of the docked or integrated nicotine and aroma depot. The technical processes on which this is based are easy to carry out. As soon as the Bel Air System user connects its heater to the air tip and draws from it, ambient air is drawn into the air flow channels through the air inlet openings at the tip of the heater.

The temperature of the inhaled air is increased up to 80 °C by means of the heated heating coil and flows into the filter piece.

The nicotine and the aromatic substances are released from the air tip and the air enriched with the active ingredients can reach into the body of the consumer. The numerous undesirable toxic substances of a real cigarette are eliminated. In this way, because no heating process takes place, no smoke is formed and no smoke can therefore be released when breathing out. This has as a consequence that the effects of passive smoking are completely eliminated. The active ingredients, which are exhaled, flow in such small doses that they evaporate immediately entirely in the air.

In order to ensure that the nicotine and the aromatic substances do not evaporate during storage, the air tip is packed in an airtight blister pack. This is an outer packaging of clear solid plastic or aluminum. It is hard and protects the product placed in it from damage and clings by means of vacuum processes tightly against the product located in it. In this way, the environmental factors do not affect the product and a just-made freshness is made possible.

Charging Part (Case)

The third and last component is the Bel Air System charging part. As already mentioned, it has the measurements of a lighter. The drawback of this is the fact that this device must always be carried around, since it is necessary for the operation of Bel Air System.

There are several market application possibilities under specific conditions with regard to the configuration and function of the case. It could be conceivable that get diverse fashion designers to individualize the Bel Air System case and provide the same with their own brand. The case could consequently become a fashion accessory and a prestige object. In the automotive sector, it could be conceivable to integrate this technology already at the factory. The consumer gives up smoking conventional cigarettes in the car and satisfies his craving with Bel Air System. This would even contribute to a stability of value of the automobile.

The case does not serve for the charging procedure of the rechargeable battery of the heater, but protects the heater and air tip by means of stock compartments to a certain extent from the influence of external forces during transportation in handbags and pant pockets.

INDUSTRY ANALYSIS AND COMPETITION

The Bel Air System is understood first as a stimulant in the smoker’s market, but it should be mentioned that with the use of Bel Air System smokers are also able to control their nicotine addiction. It is assumed that a part of the target group will resort for this reason to the Bel Air System. It is important, however, that Bel Air System is not marketed as an anti-smoking aid, since otherwise the product would fall under the medicinal product law and the point of sale would be limited to pharmacies.

Products of the Competitors

Philip Morris

Researchers of the Philip Morris Group developed a microchip-controlled and battery-operated “cigarette.” The basic idea behind this product was not to burn the nicotine, but to heat it, so that it becomes gaseous and can be inhaled. The device comprises ten individual nicotine depots. Through a single inhalation was consumed respectively one depot chamber, whereupon the user needed to activate the next depot in a cumbersome way in a small head. The device was, however, not immediately ready for use after this, but a specific time had to pass until the nicotine had reached the required temperature. The next development step was the installation of pressure-sensitive sensors, which reacted when pressing the lips together. A bi-component system was selected to prevent having to dispose of the apparatus after use. This system is very similar to that of Bel Air System, since it is a battery-operated component and an exchangeable single-use mouthpiece. This development was never introduced in the market.

Procter and Gamble

In the mid nineties, Procter and Gamble together with the Swedish business Pharmacia AB and the American surgeon Julian Henley filed a similar patent as that of the Philip Morris Group. In this patent, which was entitled “Iontophoretic Cigarette Replacement” by Henley, a current with a minimum voltage flows through a mouthpiece coated with nicotine. The drug was absorbed via the mucous membranes of the lips. However, the tobacco industry showed no interest in Henley’s invention, since smokers could use it as anti-smoking treatment, in order to free themselves from the nicotine addiction.

        Eclipse/Hi.Q.

In the year 1996, R.J. Reynolds tobacco introduced a smokeless cigarette into the market. The product was placed in Germany under the name “Hi.Q.,” but was sold only for pure market testing purposes in the area of Augsburg. After the unsuccessful marketing test in Germany, this product was not introduced into the market, but is still sold in the United States under the name “Eclipse.” On the side of R.J. Reynolds Tobacco there was already one precursor of this product in the year 1986. The introduction into the market was forced with an enormous marketing expenditure in the amount of US $ 325 million. However, the attempt failed, among other things also because the product had an intolerable flavor.

Eclipse/Hi.Q. consists at the tip of a 1 cm long cylinder of compressed carbon, through which pass small air channels, and which is encased by heat-insulating fiberglass layers. Pulverized tobacco in an amount that corresponds to about 5 to 10% of the tobacco content of a common cigarette is embedded in the carbon mass. The tobacco filling is soaked in 50% glycerin and mixed with nicotine-containing tobacco extract. A sleeve of aluminum foil in the upper part ensures the heat attenuation, protection from evaporation, and control of the air supply. In order to smoke, the carbon tip is lighted. The heat generated in this way causes the mixture of glycerin, nicotine and tobacco extract to evaporate. In this way is formed a fine inhalable air mixture, which consists of 80% glycerin and water. The visible smoke dissipates thus very rapidly. After eight to ten drafts, the carbon embers extinguish, but the cigarette retains its original length. Only the ash cone at the tip, which has melted with the fiberglass sleeve, and the smell show that the product has been consumed.

The harmful substances produced by the combustion in the main and secondary flow of smoke are reduced by about 90% according to the manufacturer, so that a clear reduction of the cancer risk is to be expected. There is accordingly also a clear reduction of the cancer risk for passive smokers, but the previous risk of cardiovascular diseases remains. Remaining for one hour in a room where Eclipse/Hi.Q. cigarettes are smoked would still double the carbon monoxide content in the exhaled air or in the blood of a non-smoker.

Jostro

The cigarette replacement product Jostro, which has been available since 1988, is a cigarette-like plastic rod, which contains an aroma filter that emits an essence when inhaling. This flavor can be similar to tobacco or licorice. Even though no nicotine is released with this procedure, the product satisfies at best the flavor and oral habits. The flavor intensity can be controlled by means of an enclosed tool. According to the manufacturer, this product can be obtained in any pharmacy under the pharma central number 0753395. A package costs about € 18.00 and contains five Jostro sticks and lasts for two to three months. This product does not represent a potential danger for Bel Air System, because it serves other target groups due to the product design.

COMPETITOR ANALYSIS

The Bel Air System is understood first as a stimulant in the smoker’s market, but it should be mentioned that with the use of Bel Air System smokers are also able to control their nicotine addiction. It is assumed that a part of the target group will resort for this reason to the Bel Air System.  It is important, however, that Bel Air System is not marketed as an anti-smoking aid, since otherwise the product would fall under the medicinal product law and the point of sale would be limited to pharmacies

COMPANY GROWTH STAGE

Future Markets

As medium term future markets are accordingly mentioned the country groups that are currently in stage 3 of the cigarette epidemic model and have shown a high cigarette consumption growth with simultaneously positive economic progression and increasing degree of health enlightenment as well as legislative antismoking measures.  These are above all the southern and eastern countries of the European Union, Turkey, Eastern Europe outside of the EU, including the countries of the Commonwealth of Independent States, as well as Latin America.

Developing Markets

As long term developing countries with high growth potential are identified, the countries in stage 2, which alone due to their still developing economic development and their great difference in education and income between the city and the country population, can, as yet, not be included among the primary markets for Bel Air System.  To these countries belong China, Southeast Asia, Latin America, and Northern Africa. China plays a particular role because of its dynamic economic development and market size, which classifies this market rather in the category of future markets.

DISTRIBUTION METHODS OF THE PRODUCT

We are currently working to identify an experienced Internet service provider to develop a comprehensive Internet presence.  Additionally, we plan on targeting and engaging the strongest distribution network that we possibly can.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

CLC has no intention of engaging in a merger or acquisition with an unidentified company.

Our administrative office is located at 291 South 200 West, Farmington, Utah 80425.

CLC's fiscal year end is December 31.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We will not procure any raw materials and have no need for any principal suppliers as we intend to out-source the manufacturing/production of our products.

Need for Government Approval

We may come under the regulatory authority of one or more governmental agencies, such as the Food and Drug Administration.  If that should happen, the administrative and regulatory burdens placed on us by any such agency or other governmental body may severely restrict our business operations.  Such restrictions may be so burdensome that we will be unable to remain in business.

Effect of Existing or Probable Government Regulations

In addition to what was stated directly above, Cetus Lyonnais Corporation is not aware of any other existing or probable government regulations that would have a material effect on our business.

Number of Total Employees and Number of Full Time Employees

Cetus Lyonnais Corporation is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Dr. Elena Kolesnikova, our sole officer and director, to set up our business operations.  Currently, Dr. Kolesnikova, is the only person providing a time commitment to the company, on a part-time basis, and expects to devote a minimum of 15 hours per week to our operations.  Dr. Kolesnikova is prepared to dedicate additional time, as needed.  At this time, there are no full- or part-time employees. We do not expect to hire any additional employees over the next 12 months, although the possibility does exist that administrative staff may be required should sufficient business and resources develop.

Reports to Security Holders

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1.  After this offering, Cetus Lyonnais Corporation will furnish its shareholders with audited annual financial reports certified by CLC's independent accountants.

2.  After this offering, CLC will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.  The public may read and copy any materials CLC files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Cetus Lyonnais Corporation was incorporated in the State of Nevada on September 26, 2006.  CLC is a startup and has not yet realized any significant, consistent revenues.  Our efforts, to date, have focused primarily on the development and implementation of our business plan.  No development-related expenses have been or will be paid to affiliates of CLC.

During our existence, we have not generated any revenues, and have incurred a substantial net loss as reflected in our attached financial data.  The cumulative net loss was attributable solely to professional fees and general and administrative expenses related to the costs of start-up operations.

Our officers and director believes that our cash on hand is sufficient to maintain our current minimal level of operations for approximately the next 12 months. However, generating sales in the next 12 months is imperative for us to continue as a going concern.  We believe that we will not be required to generate any minimum revenues over the next 12 months in order for us to support ongoing operations. However, if our expenses rise and/or we do not generate sufficient revenues in the future to meet our expenses, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Since our incorporation, we have raised approximately $75,000 through private sales of our common equity. Between December 2006 and January 2007 we sold an aggregate of 7,500,000 shares of our common stock to 40 unrelated third parties for cash proceeds of $75,000. We believe that the funds received in the private placement will be sufficient to satisfy our start-up and operating requirements for the next 12 months. The table below sets forth the anticipated use of the private placement funds:

	Amount Allocated	Approximate Amount Expended	Estimated Completion

General Working Capital	$65,000	$10,000	Fourth Quarter 2007
Marketing and Advertising Activities	$1,000	$ 0	Fourth Quarter 2007
Inventory	$4,000	$ 0	Fourth Quarter 2007
Employees – General Administrative Expenses	$1,000	$ 0	Fourth Quarter 2007
Offering Expenses	$4,000	$ 0	Fourth Quarter 2007

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern. Establishing a personal local presence is critical to reaching a broad consumer base, including web based contacts. We intend to develop a comprehensive website to offer information about our company and provide contact information. We will update the website as time and financial assets allow.  The website will be primarily for contact information and some general information about the company.  It will serve as our secondary method of generating service contracts.

We have allocated $1,000 of the proceeds raised in the private placement to finance our initial marketing assessment. We have not sought to implement any significant marketing scheme and consequently have no marketing or sales initiatives or arrangements in development or effect.

We have initially allocated approximately $4,000 for inventory, to include office accommodations, furniture, fixtures, computers, communication equipment, etc.

We expect to incur approximately $4,000 in expenses related to being a public reporting company.  Although, our officers and director have no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

We have budgeted $65,000 as general working capital for non-specific uses.  We believe that these funds will allows us to cover costs that are as yet unforeseen and to take advantage of opportunities that may arise in the course of our business.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and director appear sufficient at this time.  However, outsourcing temporary administrative needs is a consideration, and the possibility does exist that part-time or temporary administrative staff and services may be required.  Consequently $1,000.00 was allocated for such support.

Dr. Kolesnikova, an officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company.  Dr. Kolesnikova believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders.  Thus, Dr. Kolesnikova raised capital in the private placement offering completed in January 2007 with the intention of Cetus Lyonnais Corporation becoming a public reporting company.  Our private investors held no influence on the decision to become a public company.

In addition, Dr. Kolesnikova believes that one benefit of being a public company is the access to capital markets.  We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

We do not expect to incur any significant research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director.  Additionally, we believe that this fact shall not materially change.

We do not intend to engage in a merger with, or effect an acquisition of, another company in the foreseeable future.

Description of Property

CLC's uses the mailing address of 291 South 200 West, Farmington, Utah 80425.  CLC is not leasing a physical office space at this time in order to maintain a better control of recurring costs.  Additionally, the services provided by CLC better lend themselves to CLC representatives meeting potential clients at the potential client’s principal place of business for not only convenience of the potential client, but for CLC to better under the business nature of the potential client.  We believe that this arrangement is suitable and most cost-effective at this time.  We also believe that we will not need to lease any facilities for at least the next 12 months. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

In September 2006, CLC issued 1,000,000 shares of $0.001 par value common stock to Wolfgang Stangl, an officer and director of CLC at that time, in exchange for services and cash.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this Prospectus, there is no public market in CLC's common stock. As of the date of this Prospectus,

1.  There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of CLC.

2. There are currently 14,000,000 shares of common stock outstanding, all of which are currently restricted from resale pursuant to Rule 144 under the Securities Act.  Of the total outstanding shares, we are currently registering all 7,500,000 shares on behalf of the Selling Shareholders for resale.

3.  In the future, any shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

4.  Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

 In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resale of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of the date of this Prospectus, CLC has 14,000,000 shares of $0.001 par value common stock issued and outstanding held by approximately 49 shareholders of record.  CLC's Transfer Agent is Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, telephone number (801) 281-9746.

Dividends

CLC has never declared or paid any cash dividends on its common stock.  For the foreseeable future, CLC intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including CLC's financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table
Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options ($)	LTIP Payouts ($)	All Other Compensation
Wolfgang Stangl – Sole Officer and Director	Inception to 7-16-07	-	-	-	-	-	-	-
Dr. Elena Kolesnikova – Sole Officer and Director	7-16-07 to Present	-	-	-	-	-	-	-

There are no existing or planned option/SAR grants.

CLC does not have an employment agreement with Dr. Elena Kolesnikova, its sole officer and director.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

[Balance of this Page Intentionally Left Blank]

Financial Statements

a) Audited Financial Statements as of December 31, 2006

b) Reviewed Financial Statements as of March 31, 2007

[Balance of this Page Intentionally Left Blank]

CETUS LYONNAIS CORPORATION

AUDITED FINANCIAL STATEMENTS

December 31, 2006

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

                      PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cetus Lyonnais Corporation

(A Developmental Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Cetus Lyonnais Corporation (a development stage company) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on September 26, 2006 through December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our  audits  in  accordance  with  standards  of  the  Public  Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain  reasonable  assurance about whether the financial statements are free of  material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made   by   management,   as well   as   evaluating   the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cetus Lyonnais Corporation (a development stage company), Inc as of December 31, 2006 and the results of its operations and its cash flows for the period from inception on September 26, 2006 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

Cetus Lyonnais Corporation

(A Developmental Stage Company)

BALANCE SHEET

ASSETS

December 31, 2006

CURRENT ASSETS
$ 75,043
Cash in bank

Total Current Assets	$ 75,043

TOTAL ASSETS	$ 75,043

The accompanying notes are an integral part of these financial statements.

Cetus Lyonnais Corporation

BALANCE SHEET

(A Development Stage Company)

LIABILITIES AND STOCKHOLDERS’ EQUITY

December 31, 2006
CURRENT LIABILITIES

Accounts Payable and Accrued Expenses	$ 29,725

Total Current Liabilities	$ 29,725

LONG-TERM LIABILITIES

Total Long Term Liabilities	$ 29,725

TOTAL LIABILITIES

Preferred Stock: $0.001 par value, 5,000,000 authorized: No shares Issued and Outstanding	-

Common Stock: $0.001 par value, 1655,000,000 authorized: 14,000,000 shares Issued and Outstanding	14,000

Additional Paid In Capital	126,000

Deficit accumulated during the development stage	(94,682)

TOTAL STOCKHOLDERS’ EQUITY	45,318

TOTAL LIABILITIES STOCKHOLDERS’ EQUITY	$ 75,043

The accompanying notes are an integral part of these financial statements.

Cetus Lyonnais Corporation

STATEMENT OF OPERATIONS

(A Development Stage Company)

FROM INCEPTION ON SEPTEMBER 26, 2006 THROUGH DECEMBER 31, 2006

Revenues	$ -

Operating Expenses

General and Administrative Expenses	(94,682)

Net Loss	(94,682)

Basic Loss Per Share	$0.01

Weighted Average Number of Shares Outstanding	6,500,000

The accompanying notes are an integral part of these financial statements.

                              Cetus Lyonnais Corporation

STATEMENT OF STOCKHOLDERS EQUITY

                       (A Development Stage Company)

	Common Stock	Additional Paid	Accumulated	Total
	Shares	Amount	In Capital	Deficit	Equity
Balance at inception September 26, 2006	-	$ -	$ -	$ -	$ -

Common Stock issued for cash at $0.01 per share	2,500,000	2,500	22,500	-	25,000
Common Stock issued for service at $0.01 per share	4,000,000	4,000	36,000	-	40,000

Common Stock issued for cash at $0.01 per share	7,500,000	7,500	67,500		75,000

Net loss for the year ended December 31, 2006	-	-	-	(94,682)	(94,682)
Balance, December 31, 2006	14,000,000	14,000	126,000	(94,682)	45,318

Balance, December 31, 2006	14,000,000	$ 14,000	$ 126,000	$ (94,682)	$ 45,318

The accompanying notes are an integral part of these financial statements

Cetus Lyonnais Corporation

                             STATEMENT OF CASH FLOWS

(A Development Stage Company)

FROM INCEPTION ON SEPTEMBER 27, 2006 THROUGH DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss from Operation	$ (94,682)
Common Stock issued for services	40,000
Changes in operating assets and liabilities
Increase(Decrease) in accounts payable	29,725

Net cash provided by (used in) operating activities	(24,957)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from sale of common stock for cash	100,000

Net cash provided by (used in) financing activities	100,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	75,043

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	75,043

The accompanying notes are an integral part of these financial statements

Cetus Lyonnais Corporation, Inc.

Notes to Financial Statements

December 31, 2006

Note 1- Nature of Organization

a.  Organization and Business Activities

The company was incorporated under the laws of the State of Nevada on September 27, 2006 with a principal business activity of manufacturing or licensing the technology to manufacture a smokeless cigarette.

b.  Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years.  Depreciation is computed using the straight-line method when assets are placed in service.

c.  Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

d.  Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalents.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

f.  Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have provided and collection is reasonable assured.

g.  Organization Costs

        The Company has expensed the costs of its incorporation.

h.  Advertising

The Company follows the policy of charging the costs of advertising to      expense as incurred.

Cetus Lyonnais Corporation, Inc.

Notes to Financial Statements

                                                      December 31, 2006

Note 1 - Nature of Organization

i.  Concentrations of Risk

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $100,000.   At December 31, 2006, the Company's bank deposits did not exceed the insured amounts.

j.  Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstand during the period.

From inception on September 27, 2006

Thru December 31, 2006

Loss (numerator)                                                    $    (94,682)

Shares (denominator)                                                6,500,000

Per share amount                                                     $     (0.01)

k.  Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.   Deferred tax assets and liabilities are adjusted for the effects of changes in  tax laws and rates on the date effected.

Cetus Lyonnais Corporation, Inc.

Notes to Financial Statements

                                                                     December 31, 2006

Note 1 - Nature of Organization (continued)

k. Income Taxes (continued)

Net deferred tax assets consist of the following components as of December 31, 2006

Deferred tax assets

2006

NOL Carryover                                                         $      21,326

Deferred tax liabilities

      -

Valuation allowance

       (21,326)

Net deferred tax asset

$                -

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended December 31, 2006 due to the following:

2006

Book Loss                                                              $        36,926

Common stock issued for services                                  (15,600)

Valuation Allowance

         (21,326)

$

        -

At December 31, 2006, the Company had net operating loss forwards of approximately $54,689 that may be offset against future taxable income through 2026.  No tax benefit has been reported in the December 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

Cetus Lyonnais Corporation, Inc.

Notes to Financial Statements

December 31, 2006

Note 2 - Going Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.   The Company has had no revenues and has generated significant losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues.   Management's plans include using the $75,000 from the private placement of shares of its common stock to begin the marketing of the smokeless cigarette.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Common Stock Offering

On December 31, 2006, the Company completed its offering of 7,500,000 shares of its common stock at $0.01 per share for gross proceeds of $75,000.

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Cetus Lyonnais Corporation

We have reviewed the accompanying balance sheet of Cetus Lyonnais Corporation as of March 31, 2007, and the related statements of operations, retained earnings, and cash flows for the three months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States).  All information included in these financial statements is the representation of the management of Cetus Lyonnais Corporation

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The financial statements do not include any adjustments that might result from any uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

June 14, 2007

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

CETUS LYONNAIS CORPORATION

(a Developmental Stage Company)

Balance Sheet

(Unaudited)

Assets	March 31, 2007

Current Assets
Cash and Cash Equivalents	$ 32,158
Total Current Assets	32,158

TOTAL ASSETS	$ 32,158

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts Payable and Accrued Liabilities	$ 2,416
Total Current Liabilities	2,416

Long Term Liabilities	-

Total Liabilities	2,416

Stockholders’ Equity
Preferred Stock; $0.001 par value; 5,000,000 shares authorized: no shares issued and outstanding	-
Common Stock; $0.001 par value; 165,000,000 shares authorized: 14,000,000 shares issued and outstanding	14,000
Additional Paid In Capital	126,000
Accumulated Deficit	(110,258)
Total Stockholders’ Equity	29,742

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	32,158

The accompanying notes are an integral part of these financial statements.

CETUS LYONNAIS CORPORATION

(a Developmental Stage Company)

Statements of Operations

(Unaudited)

	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006	Form Inception September 26, 2006 through March 31, 2007
Revenues, net	$ -	$ -	$ -
Cost of Sales	-	-	-
Gross Margin	-	-	-

Operating Expenses
General & Administrative	15,576	-	110,258
Total Operating Expenses	15,576	-	110,288

Other Income (Expense)
Interest Expense	-	-	-

Net Loss	$ (15,576)	$ -	$ (110,258)

Basic Loss Per Share	$ (0.00)	$ -
Weighted Average Shares Outstanding	13,050,000	13,050,000

The accompanying notes are an integral part of these financial statements.

CETUS LYONNAIS CORPORATION

(a Developmental Stage Company)

Statement of Stockholders’ Equity

(Unaudited)

	Common Stock	Additional Paid	Accumulated	Total
	Shares	Amount	In Capital	Deficit	Equity
Balance at inception	-	$ -	$ -	$ -	$ -
Common Stock issued for cash at $0.01 per share	10,000,000	10,000	90,000	-	100,000
Common Stock issued for service at $0.01 per share	4,000,000	4,000	36,000	-	40,000
Net loss for the year ended December 31, 2006	-	-	-	(94,682)	(94,682)
Balance, December 31, 2006	14,000,000	14,000	126,000	(94,682)	45,318
Net loss for three months ended March 1, 2007	-	-	-	(15,576)	(15,576)

Balance, March 31, 2007	14,000,000	$ 14,000	$126,000	$ (10,258)	$ 29,742

The accompanying notes are an integral part of these financial statements.

CETUS LYONNAIS CORPORATION

(a Developmental Stage Company)

Statement of Cash Flows

(Unaudited)

	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006	From Inception September 27, 2006 Through March 31, 2007
Cash Flows from Operating Activities:
Net Loss	$ (15,576)		$ (110,258)
Adjustments to reconcile cash flows from operating activities:
Depreciation	-	-	-
Common Stock Issued For Services	-	-	40,000
Changes in Operating Assets and Liabilities:
Increase (Decrease) in accounts payable and accrued liabilities	(27,309)	-	2,416
Net cash Used in Operating Activities	(42,885)	-	(67,842)
Cash Flows from Investing Activities:
Purchase of Property	-	-	-
Net Cash Used in Investing Activities	-	-	-
Cash Flows From Financing Activities:
Proceeds from related party payable	-	-	-
Proceeds from sale of common stock	-	-	100,000
Net Cash Provided by Financing Activities	-	-	100,000
Net Increase (Decrease) in Cash and Cash Equivalents	(42,885)	-	32,158
Cash and Cash Equivalents at Beginning of Period	75,043	-	-
Cash and Cash Equivalents at End of Period	$ 32,158	$ -	$ 32,158
Supplemental Disclosure of Cash Flow Information:
Interest Paid	$ -	$ -	$ -
Income Taxes Paid	$ -	$ -	$ -
Schedule of Non-Cash Financing Activities:
Common Stock Issued for Services	$ -	$ -	$ 40,000

The accompanying notes are an integral part of these financial statements.

CETUS LYONNAIS CORPORATION

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2007 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2006 audited financial statements.  The results of operations for the period ended March 31, 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles   generally   accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Balance of this Page Intentionally Left Blank]

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

CLC's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  CLC indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at CLC's request as one of its officers or directors.  CLC may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of CLC's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, CLC's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  CLC has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

Edgar Conversion Fees

$1,000

Transfer Agent and Printing Costs

  1,000

SEC Registration Fee

       10

Accounting and Legal Fees

  1,000

TOTAL

$3,010

Recent Sales of Unregistered Securities

In September 2006, we issued 1,000,000 shares of our common stock to Wolfgang Stangl, our founding shareholder and the former sole officer and director, in exchange for cash and services in excess of the par value of $1,000.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, Mr. Stangl had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of CLC.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In September 2006, the Company issued 5,500,000 shares of our common stock to various service providers. These issuances of our stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, the service providers had fair access to and was in possession of all available material information about our company.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In January 2007, we closed our Regulation D, Rule 505 offering (hereinafter referred to as “Private Placement”) whereby we sold 7,500,000 shares of our Common stock to 40 shareholders. The shares were issued at a price of $0.01 per share for total cash in the amount of $75,000.  The shares sold pursuant to the Private Placement bear a restrictive transfer legend. The Private Placement transactions (a) involved no general solicitation, (b) involved less than 35 non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Cetus Lyonnais Corporation, including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.  None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer. None of the above selling stockholders, except where noted, are affiliates of Cetus Lyonnais Corporation in any capacity in the past three years. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation filed on September 26, 2006

b) Bylaws adopted on September 26, 2006

5.	Opinion on Legality

Attorney Opinion Letter

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing

b) Consent of Independent Auditor

Undertakings

In this Registration Statement, CLC is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, CLC is registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, CLC includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)  To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Farmington, State of Utah on July 23, 2007.

Cetus Lyonnais Corporation
(Registrant)

By: /s/ Dr. Elena Kolesnikova, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Dr. Elena Kolesnikova	President, CEO and Director	July 23, 2007
Dr. Elena Kolesnikova

/s/ Dr. Elena Kolesnikova	Chief Financial Officer	July 23, 2007
Dr. Elena Kolesnikova

/s/ Dr. Elena Kolesnikova	Chief Accounting Officer	July 23, 2007
Dr. Elena Kolesnikova